                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 dated October 9, 1998) pertaining to the 1997 Stock Incentive Plan of Central European Distribution Corporation of our report dated March 12, 1999, with respect to the consolidated financial statements of Central European Distribution Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1998.


                                        /s/ Ernst & Young Audit Sp. z o.o.


Warsaw, Poland
March 29, 1999